                                                                     Exhibit 99

                            Joint Filer Information

Date of Event
Requiring Statement:     December 21, 2012

Issuer Name and Ticker
or Trading Symbol:       Community Financial Shares, Inc. [CFIS]

Designated Filer:        Otter Creek Management, Inc.

Other Joint Filers:      Otter Creek Partners I, L.P.
                         Otter Creek International, Ltd.

Addresses:               The address of Otter Creek Management, Inc. and Otter
                         Creek Partners I, L.P. is 222 Lakeview Avenue, Suite
                         1100, West Palm Beach, Florida 33401. The address of
                         Otter Creek International, Ltd. is c/o HWR Services
                         Limited, No. 18 Russell Hill Road, Road Town, Tortola
                         VG1110, British Virgin Islands.

                                   Signatures

Dated:                   February 27, 2013

                          OTTER CREEK PARTNERS I, L.P.

                         By: Otter Creek Management, Inc.,
                              its general partner

                           By:   /s/ R. Keith Long
                              -----------------------------------------
                              R. Keith Long, President

                        OTTER CREEK INTERNATIONAL, LTD.

                         By:   /s/ R. Keith Long
                              -----------------------------------------
                              R. Keith Long, Director

                          OTTER CREEK MANAGEMENT, INC.

                         By:   /s/ R. Keith Long
                              -----------------------------------------
                              R. Keith Long, Chief Executive Officer